Exhibit 99.1

ABERCROMBIE & FITCH CO. PROVIDES FOURTH QUARTER BUSINESS PLAN UPDATE

New Albany, Ohio, January 11, 2021: Abercrombie & Fitch Co. (NYSE: ANF) today provided an update to its fiscal fourth quarter 2020 plan. The company expects:

•Net sales to decline in the 5% to 7% range versus plan of down 5% to down 10%, reflecting ongoing digital momentum offset by store closures and capacity restrictions in North America and EMEA.
•Gross profit rate to be up at least 130 basis points to last year’s 58.2% versus plan of flat to up slightly, benefiting from reduced depth and breadth of promotions and markdowns relative to plan and to last year.
•Operating expense, excluding other operating income, to be down at least 2% from fiscal 2019 adjusted non-GAAP operating expense of $566 million, reflecting savings in store expenses due to closures and the recognition of rent abatements. This compares to plan of up 1% to 2%.

Fran Horowitz, Chief Executive Officer, said:

“I am proud of our quarter-to-date performance, including the peak holiday selling period. Customers continue to respond favorably to updated product and messaging, and we expect lower promotional depth and breadth to drive gross profit rate expansion in the quarter. Our digital sales continue to be robust, partially offsetting ongoing store challenges, where we have experienced reduced hours of operation, capacity restrictions and closures in EMEA and North America.”

“Looking ahead, we will remain focused on controlling what we can, including tightly managing inventories and expenses. At the same time, we will continue to pivot to quickly address and respond to those external situations that are beyond our control. We are in the fortunate position of entering 2021 from a position of brand and financial strength. We are successfully navigating this unprecedented environment, while keeping the health and safety of our associates, customers and communities a top priority, and executing on our key strategies. I am confident in our ability to build on recent global learnings and successes across our brands and look forward to sharing additional details on our upcoming fourth quarter call.”

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements. The following factors, in addition to those disclosed in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020, and in A&F’s subsequently filed quarterly reports on Form 10-Q, in some cases have affected, and in the future could affect, A&F’s financial performance and could cause actual results for fiscal 2020 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: the current outbreak of the novel coronavirus, or COVID-19, has materially adversely impacted and disrupted, and may continue to materially adversely impact and cause disruption to, our business, financial performance and condition, operating results, liquidity and cash flows; the spread of the COVID-19 outbreak has caused significant disruptions in the United States and global economy, the extent of the impact and duration of which is not yet known and any future outbreak of any other highly infectious or contagious disease could have a similar impact; changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits could have a material adverse impact on our business; failure to engage our customers, anticipate customer demand and changing fashion trends, and manage our inventory commensurately could have a material adverse impact on our business; our failure to operate in a highly competitive and constantly evolving industry could have a material adverse impact on our business; fluctuations in foreign currency exchange rates could have a material adverse impact on our business; our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions that our stores are located in or around; the impact of war, acts of terrorism, mass casualty events or civil unrest could have a material adverse impact on our business; the impact of extreme weather, infectious disease outbreaks, including COVID-19, and other unexpected events could result in an interruption to our business, as well as to the operations of our third-party partners, and have a material adverse impact on our business; failure to successfully develop an omnichannel shopping experience, a significant component of our growth strategy, or failure to successfully invest in customer, digital and omnichannel initiatives could have a material adverse impact on our business; our failure to optimize our global store network could have a material adverse impact on our business; our failure to execute our international growth strategy successfully and inability to conduct business in international markets as a result of legal, tax, regulatory, political and economic risks could have a material adverse impact on our business; failure to protect our reputation could have a material adverse impact on our business; if our information technology systems are disrupted or cease to operate effectively it could have a material adverse impact on our business; we may be exposed to risks and costs associated with cyber-attacks, data protection, credit card fraud and identity theft that could have a material adverse impact on our business; our reliance on our distribution centers makes us susceptible to disruptions or adverse conditions affecting our supply chain; changes in the cost, availability and quality of raw materials, labor, transportation, and trade relations could have a material adverse impact on our business; we depend upon independent third parties for the manufacture and delivery of all our merchandise, and a disruption of the manufacture or delivery of our merchandise could have a material adverse impact on our business; we rely on the experience and skills of our executive officers and associates, and the failure to attract or retain this talent, or effectively manage succession could have a material adverse impact on our business; fluctuations in our tax obligations and effective tax rate may result in volatility in our results of operations could have a material adverse impact on our business; our litigation exposure, or any securities litigation and shareholder activism, could have a material adverse impact on our business; failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets which could have a material adverse impact on our business; changes in the regulatory or compliance landscape could have a material adverse impact on our business; and the agreements related to our senior secured asset-based revolving credit facility and our senior secured notes include restrictive covenants that limit our flexibility in operating our business and our inability to obtain credit on reasonable terms in the future could have an adverse impact on our business.

About Abercrombie & Fitch Co.

Abercrombie & Fitch Co. (NYSE: ANF) is a leading, global specialty retailer of apparel and accessories for Men, Women and Kids through three renowned brands. For more than 125 years, the iconic Abercrombie & Fitch brand has outfitted innovators, explorers and entrepreneurs. Today, the brand reflects the updated attitude of modern consumer, while remaining true to its heritage of creating expertly crafted products with an effortless, American style. The Hollister brand epitomizes the liberating and carefree spirit of the endless California summer for the teen market. abercrombie kids creates smart, playful apparel for children ages 5-14, celebrating the wide-eyed wonder of childhood.

The brands share a commitment to offering products of enduring quality and exceptional comfort that allow consumers around the world to express their own individuality and style. The Company operates approximately 760 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites www.abercrombie.com and www.hollisterco.com.

Investor Contact:	Media Contact:

Pamela Quintiliano	Mackenzie Gusweiler
Abercrombie & Fitch Co.	Abercrombie & Fitch Co.
(614) 283-6751	(614) 283-6192
Investor_Relations@anfcorp.com	Public_Relations@anfcorp.com